CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment No. 51 to the Registration Statement (Form N-1A, No. 2-80859) of Touchstone Strategic Trust and to the use of our report dated May 19, 2003 on the March 31, 2003 financial statements of the Touchstone Strategic Trust, incorporated by reference therein.



                                /s/ Ernst & Young LLP

Cincinnati, Ohio
March 3, 2004

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